Exhibit 10.1

AGREEMENT

AGREEMENT dated this 7th day of November 2008, by and between TK STAR DESIGN, INC. (hereinafter “TK STAR”), a Nevada Corporation, with offices located at 220 Dupont Avenue, Newburgh, New York 12540, Thomas P. Kinney, President of TK STAR and Gary B. Wolff, P.C., counsel to TK DESIGN, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, TK STAR is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 14, offering expenses approximating  sixty five thousand  ($65,000) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, TK STAR has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the TK STAR prospectus, TK STAR’s President agrees to loan TK STAR the funds to cover the balance of outstanding professional and related fees relating to TK STAR’s prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when TK STAR has the financial resources to do so.  Gary B. Wolff, P.C., TK STAR’s counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7th day of November 2008.

TK STAR DESIGN, INC.

By: /s/ Thomas P. Kinney

THOMAS P. KINNEY, President

By: /s/ Thomas P. Kinney

THOMAS P. KINNEY, Individually

GARY B. WOLFF, P.C.

By: /s/ Gary B. Wolff

Gary B. Wolff, President

2